UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 28, 2016

TARGA RESOURCES CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-34991	20-3701075
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

1000 Louisiana, Suite 4300

Houston, Texas 77002

(Address of principal executive office) (Zip Code)

(713) 584-1000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

During the fourth quarter of 2016, Targa Resources Corp. (the “ Company”, “we” or “our”) concluded that we should revise supplementary information regarding the notional volumes of NGL futures contracts on the Intercontinental Exchange (“ICE”) previously reported in our Form 10-Q for the quarter ended September 30, 2016. We utilize those ICE futures to hedge future commodity purchases and sales in our Logistics and Marketing segment. We concluded that these revisions to the notional volumes of the NGL futures positions on ICE as of September 30, 2016 were not material, and had no effect on our Consolidated Balance Sheet, Consolidated Statement of Operations, Consolidated Statement of Comprehensive Income (Loss), Consolidated Statement of Changes in Owners’ Equity and Series A Preferred Stock, or Consolidated Statement of Cash Flows.

The following tables reflect the impact of the error and the revised notional volumes of NGL futures contracts, which were previously reported in the Derivative Instruments and Hedging Activities note of the Company’s Form 10-Q for the quarter ended September 30, 2016.

Commodity	Instrument	Unit	2016	2017	2018	2019
As reported:
NGL	Futures	Bbl/d	85,887	50,889	5,000	—
As corrected:
NGL	Futures	Bbl/d	20,055	3,789	411	—

The revised notional volumes of our commodity derivative contracts as disclosed in Note 15 to the interim financial statements for the quarter ended September 30, 2016 were as follows:

Commodity	Instrument	Unit	2016	2017	2018	2019
Natural Gas	Swaps	MMBtu/d	134,436	92,448	68,800	29,683
Natural Gas	Basis Swaps	MMBtu/d	95,979	58,026	—	—
Natural Gas	Options	MMBtu/d	22,900	22,900	9,486	—
NGL	Swaps	Bbl/d	5,073	3,875	2,678	1,779
NGL	Futures	Bbl/d	20,055	3,789	411	—
NGL	Options	Bbl/d	920	1,468	1,676	—
Condensate	Swaps	Bbl/d	2,770	1,850	1,350	223
Condensate	Options	Bbl/d	790	1,380	691	590

In addition, Part I. Item 3. Quantitative and Qualitative Disclosures About Market Risk of the Company’s Form 10-Q for the quarter ended September 30, 2016 has been amended as noted below to reflect the revised notional volumes of the ethane (C2-ICE) futures contracts, propane (C3-ICE) futures contracts and normal butane (NC4-ICE) futures contracts.

Part I. Item 3. Quantitative and Qualitative Disclosures About Market Risk.

Commodity Price Risk

Our principal market risks are our exposure to changes in commodity prices, particularly to the prices of natural gas, NGLs and crude oil and changes in interest rates.

A significant portion of our revenues are derived from percent-of-proceeds contracts under which we receive a portion of the natural gas and/or NGLs or equity volumes as payment for services. The prices of natural gas and NGLs are subject to fluctuations in response to changes in supply, demand, market uncertainty and a variety of additional factors beyond our control. We monitor these risks and enter into hedging transactions designed to mitigate the impact of commodity price fluctuations on our business. Cash flows from a derivative instrument designated as a hedge are classified in the same category as the cash flows from the item being hedged.

The primary purpose of the commodity risk management activities is to hedge some of the exposure to commodity price risk and reduce fluctuations in our operating cash flow due to fluctuations in commodity prices. In an effort to reduce the variability of our cash flows, as of September 30, 2016, we have hedged the commodity price associated with a portion of our expected (i) natural gas equity volumes in our Gathering and Processing operations and (ii) NGL and condensate equity volumes in our Gathering and Processing operations that result from our percent-of-proceeds processing arrangements by entering into derivative instruments. We hedge a higher percentage of our expected equity volumes in the current year compared to future years, for which we hedge incrementally lower percentages of expected equity volumes. With swaps, we typically receive an agreed fixed price for a specified notional quantity of natural gas or NGLs and we pay the hedge counterparty a floating price for that same quantity based upon published index prices. Since we receive from our customers substantially the same floating index price from the sale of the underlying physical commodity, these transactions are designed to effectively lock-in the agreed fixed price in advance for the volumes hedged. In order to avoid having a greater volume hedged than our actual equity volumes, we typically limit our use of swaps to hedge the prices of less than our expected natural gas and NGL equity volumes. We utilize purchased puts (or floors) and calls (or caps) to hedge additional expected equity commodity volumes without creating volumetric risk. We may buy calls in connection with swap positions to create a price floor with upside. We intend to continue to manage our exposure to commodity prices in the future by entering into derivative transactions using swaps, collars, purchased puts (or floors) or other derivative instruments as market conditions permit.

When entering into new hedges, we intend to generally match the NGL product composition and the NGL and natural gas delivery points to those of our physical equity volumes. The NGL hedges cover specific NGL products based upon the expected equity NGL composition. We believe this strategy avoids uncorrelated risks resulting from employing hedges on crude oil or other petroleum products as “proxy” hedges of NGL prices. The natural gas and NGL hedges’ fair values are based on published index prices for delivery at various locations and we seek to closely approximate the actual natural gas and NGL delivery points. A portion of our condensate sales are hedged using crude oil hedges that are based on the NYMEX futures contracts for West Texas Intermediate light, sweet crude.

A majority of these commodity price hedging transactions are typically documented pursuant to a standard International Swap Dealers Association form with customized credit and legal terms. The principal counterparties (or, if applicable, their guarantors) have investment grade credit ratings. Our payment obligations in connection with substantially all of these hedging transactions and any additional credit exposure due to a rise in natural gas and NGL prices relative to the fixed prices set forth in the hedges are secured by a first priority lien in the collateral securing the Partnership’s senior secured indebtedness that ranks equal in right of payment with liens granted in favor of the Partnership’s senior secured lenders. Absent federal regulations resulting from the Dodd-Frank Act, and as long as this first priority lien is in effect, we expect to have no obligation to post cash, letters of credit or other additional collateral to secure these hedges at any time, even if a counterparty’s exposure to our credit increases over the term of the hedge as a result of higher commodity prices or because there has been a change in our creditworthiness. A purchased put (or floor) transaction does not expose our counterparties to credit risk, as we have no obligation to make future payments beyond the premium paid to enter into the transaction; however, we are exposed to the risk of default by the counterparty, which is the risk that the counterparty will not honor its obligation under the put transaction.

We also enter into commodity price hedging transactions using futures contracts on futures exchanges. Exchange traded futures are subject to exchange margin requirements, so we may have to increase our cash deposit due to a rise in natural gas and NGL prices. Unlike bilateral hedges, we are not subject to counterparty credit risks when using futures.

For all periods presented, we have entered into hedging arrangements for a portion of our forecasted equity volumes. During the three months ended September 30, 2016 and 2015, our operating revenues increased (decreased) by net hedge adjustments on commodity derivative contracts of $11.2 million and $21.8 million. During the nine months ended September 30, 2016 and 2015, our operating revenues increased (decreased) by net hedge adjustments on commodity derivative contracts of $56.9 million and $60.7 million.

As of September 30, 2016, we had the following derivative instruments designated as hedging instruments that will settle during the years ending below:

NATURAL GAS

		Price		MMBtu/d
Instrument Type	Index	$/MMBtu		2016	2017	2018	2019	Fair Value
								(In millions)
Swap	IF-NGPL MC	3.93		3,456	—	—	—	$0.4

Swap	IF-Waha	2.96		77,736	—	—	—	0.3
Swap	IF-Waha	2.79		—	62,900	—	—	(4.0)
Swap	IF-Waha	2.71		—	—	57,900	—	(2.4)
Swap	IF-Waha	2.87		—	—	—	29,683	1.1

				77,736	62,900	57,900	29,683

		Put Price	Call Price
Collar	IF-Waha	2.85	3.47	7,500	—	—	—	0.0
Collar	IF-Waha	3.00	3.67	—	7,500	—	—	0.6
Collar	IF-Waha	3.25	4.20	—	—	1,849	—	0.2

				7,500	7,500	1,849	—

Swap	IF-PB	3.12		18,508	—	—	—	0.4
Swap	IF-PB	2.51		—	10,900	—	—	(1.5)
Swap	IF-PB	2.51		—	—	10,900	—	(0.9)

				18,508	10,900	10,900	—

		Put Price	Call Price
Collar	IF-PB	2.65	3.31	15,400	—	—	—	(0.0)
Collar	IF-PB	2.80	3.50	—	15,400	—	—	0.7
Collar	IF-PB	3.00	3.65	—	—	7,637	—	0.9

				15,400	15,400	7,637	—

Swap	NG-NYMEX	4.12		34,239	—	—	—	3.5
Swap	NG-NYMEX	4.11		—	18,082	—	—	6.4

				34,239	18,082	—	—

Swap	NG-NYMEX-mtm	3.11		497	—	—	—	(0.0)
Swap	NG-NYMEX-mtm	3.17		—	566	—	—	(0.0)

				497	566	—	—

Basis Swap	EP_PERMIAN	(0.1703)		17,120	—	—	—	(0.1)
Basis Swap	EP_PERMIAN	(0.1444)		—	9,041	—	—	0.1

				17,120	9,041	—	—

Basis Swap	PEPL	(0.3278)		17,120	—	—	—	(0.2)
Basis Swap	PEPL	(0.3308)		—	9,041	—	—	(0.4)

				17,120	9,041	—	—

Basis Swap	PEPL-mtm	(0.1870)		16,576	—	—	—	0.1
Basis Swap	PEPL-mtm	(0.2025)		—	14,959	—	—	(0.1)

				16,576	14,959	—	—

		Price	MMBtu/d
Instrument Type	Index	$/MMBtu	2016	2017	2018	2019	Fair Value
							(In millions)
Basis Swap	TENN_800	(0.0567)	15,000	—	—	—	(0.0)
Basis Swap	TENN_800	(0.0575)	—	12,493	—	—	(0.1)

			15,000	12,493	—	—

Basis Swap	NGPL_TXOK	(0.0967)	10,109	—	—	—	0.0

Basis Swap	WAHA	(0.1283)	10,109	—	—	—	(0.0)

Basis Swap	TRANSCO_Z4	0.0225	9,945	—	—	—	0.0
Basis Swap	TRANSCO_Z4	0.0225	—	12,492	—	—	0.1

			9,945	12,492	—	—

Total			253,315	173,374	78,286	29,683

							$5.1

NGLs

		Price		Bbl/d
Instrument Type	Index	$/gal		2016	2017	2018	2019	Fair Value
								(In millions)
Swap	C2-OPIS-MB	0.2209		870	—	—	—	$(0.0)
Swap	C2-OPIS-MB	0.2517		—	1,857	—	—	0.0
Swap	C2-OPIS-MB	0.2648		—	—	1,318	—	(0.7)
Swap	C2-OPIS-MB	0.2925		—	—	—	660	(0.2)

Total				870	1,857	1,318	660

		Put Price
Option	C2-OPIS-MB	0.2694		—	548	—	—	0.2
Option	C2-OPIS-MB	0.2963		—	—	1,644	—	0.9

Total				—	548	1,644	—

Future	C2-OPIS-MB	0.2200		707	—	—	—	(0.0)
Future	C2-OPIS-MB	0.2713		—	411	—	—	(0.1)

Total				707	411	—	—

Future	C2-ICE	0.1942		5,489	—	—	—	0.0
Future	C2-ICE	0.2593		—	2,315	—	—	0.1
Future	C2-ICE	0.2956		—	—	411	—	0.0

Total				5,489	2,315	411	—

Swap	C3-OPIS-MB	0.7959		3,883	—	—	—	3.6
Swap	C3-OPIS-MB	0.7396		—	1,528	—	—	4.4
Swap	C3-OPIS-MB	0.5125		—	—	870	—	(0.5)
Swap	C3-OPIS-MB	0.5125		—	—	—	870	(0.4)

Total				3,883	1,528	870	870

Future	C3-OPIS-MB	0.4948		435	—	—	—	(0.1)
Future	C3-OPIS-MB	0.5433		—	603	—	—	(0.2)

Total				435	603	—	—

Future	C3-ICE	0.4576		8,043	—	—	—	(0.3)
Future	C3-ICE	0.5237		—	460	—	—	0.2

Total				8,043	460	—	—

Future	NC4-OPIS-MB	0.6358		2,011	—	—	—	(0.7)

Future	NC4-ICE	0.6080		3,370	—	—	—	1.1

Swap	C5-OPIS-MB	0.9600		320	—	—	—	(0.2)
Swap	C5-OPIS-MB	0.9943		—	490	—	—	(0.7)
Swap	C5-OPIS-MB	0.9943		—	—	490	—	(0.9)
Swap	C5-OPIS-MB	1.0520		—	—	—	249	(0.3)

Total				320	490	490	249

		Put Price	Call Price
Collar	C2-OPIS-MB	0.200	0.235	410	—	—	—	(0.0)
Collar	C2-OPIS-MB	0.240	0.290	—	410	—	—	0.1

Total				410	410	—	—

		Price		Bbl/d
Instrument Type	Index	$/gal		2016	2017	2018	2019	Fair Value
								(In millions)

		Put Price	Call Price
Collar	C3-OPIS-MB	0.560	0.68000	380	—	—	—	0.0
Collar	C3-OPIS-MB	0.570	0.68625	—	380	—	—	0.4

Total				380	380	—	—

		Put Price	Call Price
Collar	C5-OPIS-MB	1.200	1.390	130	—	—	—	0.1
Collar	C5-OPIS-MB	1.210	1.415	—	130	—	—	0.3
Collar	C5-OPIS-MB	1.230	1.385	—	—	32	—	0.1

Total				130	130	32	—

Total				26,048	9,132	4,765	1,779

								$6.2

CONDENSATE

		Price		Bbl/d
Instrument Type	Index	$/Bbl		2016	2017	2018	2019	Fair Value
								(In millions)
Swap	NY-WTI	59.98		2,770	—	—	—	$2.8
Swap	NY-WTI	56.15		—	1,850	—	—	3.0
Swap	NY-WTI	47.43		—	—	1,350	—	(3.0)
Swap	NY-WTI	52.00		—	—	—	223	(0.2)

				2,770	1,850	1,350	223

		Put Price	Call Price
Collar	NY-WTI	57.08	67.97	790	—	—	—	0.6
Collar	NY-WTI	54.04	64.09	—	1,380	—	—	2.7
Collar	NY-WTI	49.76	58.50	—	—	691	—	0.1
Collar	NY-WTI	48.00	56.25	—	—	—	590	(0.5)

				790	1,380	691	590

Total Sales				3,560	3,230	2,041	813

								$5.5

As of September 30, 2016, we had the following derivative instruments that are not designated as hedges and are marked-to-market:

NATURAL GAS

		Price	MMBtu/d
Instrument Type	Index	$/MMBtu	2016	2017	2018	2019	Fair Value
							(In millions)
Basis Swap	Various	(0.0597)	62,235	40,511	—	—	$(0.2)

These contracts may expose us to the risk of financial loss in certain circumstances. Generally, our hedging arrangements provide us protection on the hedged volumes if prices decline below the prices at which these hedges are set. If prices rise above the prices at which they have been hedged, we will receive less revenue on the hedged volumes than we would receive in the absence of hedges (other than with respect to purchased calls). For derivative instruments not designated as cash flow hedges, these contracts are marked-to-market and recorded in revenues.

We account for the fair value of our financial assets and liabilities using a three-tier fair value hierarchy, which prioritizes the significant inputs used in measuring fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets;

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions. We determine the value of our derivative contracts utilizing a discounted cash flow model for swaps and a standard option pricing model for options, based on inputs that are readily available in public markets. For the contracts that have inputs from quoted prices, the classification of these instruments is Level 2 within the fair value hierarchy. For those contracts which we are unable to obtain quoted prices for at least 90% of the full term of the commodity swap and options, the valuations are classified as Level 3 within the fair value hierarchy. See Note 16 - Fair Value Measurements in this Quarterly Report for more information regarding classifications within the fair value hierarchy.

Interest Rate Risk

We are exposed to the risk of changes in interest rates, primarily as a result of variable rate borrowings under the TRC Credit Agreement. The Partnership is exposed to the risk of changes in interest rates, primarily as a result of variable rate borrowings under the TRP Revolver and the Securitization Facility. As of September 30, 2016, neither we nor the Partnership have any interest rate hedges. However, we or the Partnership may in the future enter into interest rate hedges intended to mitigate the impact of changes in interest rates on cash flows. To the extent that interest rates increase, interest expense for the TRC Revolver, TRP Revolver and the Securitization Facility will also increase. As of September 30, 2016, the Partnership had $225.0 million in outstanding variable rate borrowings under the TRP Revolver and Securitization Facility, and we had outstanding variable rate borrowings of $275.0 million under the TRC Revolver and $160.0 million under our term loan facility. A hypothetical change of 100 basis points in the interest rate of our variable rate debt would impact the Partnership’s annual interest expense by $2.3 million and the TRC Non-Partnership annual interest expense by $4.4 million.

Counterparty Credit Risk

We are subject to risk of losses resulting from nonpayment or nonperformance by our counterparties. The credit exposure related to commodity derivative instruments is represented by the fair value of the asset position (i.e. the fair value of expected future receipts) at the reporting date. Our futures contracts have limited credit risk since they are cleared through an exchange and are settled daily. Should the creditworthiness of one or more of the counterparties decline, our ability to mitigate nonperformance risk is limited to a counterparty agreeing to either a voluntary termination and subsequent cash settlement or a novation of the derivative contract to a third party. In the event of a counterparty default, we may sustain a loss and our cash receipts could be negatively impacted. We have master netting provisions in the International Swap Dealers Association agreements with all of our derivative counterparties. These netting provisions allow us to net settle asset and liability positions with the same counterparties within the same Targa entity, and would reduce our maximum loss due to counterparty credit risk by $30.6 million as of September 30, 2016. The range of losses attributable to our individual counterparties would be between less than $0.5 million and $13.7 million, depending on the counterparty in default.

Customer Credit Risk

We extend credit to customers and other parties in the normal course of business. We have an established policy and various procedures to manage our credit exposure risk, including initial and subsequent credit risk analyses, credit limits and terms and credit enhancements when necessary. We use credit enhancements including (but not limited to) letters of credit, prepayments, parental guarantees and rights of offset to limit credit risk to ensure that our established credit criteria are followed and financial loss is mitigated or minimized.

We have an active credit management process, which is focused on controlling loss exposure to bankruptcies or other liquidity issues of counterparties. If an assessment of uncollectible accounts resulted in a 1% reduction of our third-party accounts receivable, annual operating income would decrease by $5.5 million in the year of the assessment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGA RESOURCES CORP.

Date: December 28, 2016	By:	/s/ Matthew J. Meloy
	Name:	Matthew J. Meloy
	Title:	Executive Vice President and Chief Financial Officer